UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 13, 2014

COLUMBIA BANKING SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Washington

(State or other jurisdiction of incorporation)

000-20288	91-1422237
(Commission File Number)	(IRS Employer Identification No.)

1301 A Street

Tacoma, WA 98402

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (253) 305-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 8.01 Other Events

On November 1, 2014, Columbia Banking System, Inc. (“Columbia”) completed its acquisition (the “Merger”) of Intermountain Community Bancorp (“Intermountain”) pursuant to the Agreement and Plan of Merger between Columbia and Intermountain dated July 23, 2014 (the “Merger Agreement”). Immediately following completion of the acquisition, Panhandle State Bank, a wholly owned subsidiary of Intermountain, was merged with and into Columbia’s wholly owned subsidiary, Columbia State Bank.

Intermountain shareholders were entitled to receive shares of Columbia stock, cash, or a unit consisting of stock and cash, as set forth in the Merger Agreement. Final results of elections made by shareholders of Intermountain for the form of consideration to be received in connection with the Merger and the results of applying the proration formula (as stock consideration was undersubscribed) set forth in the Merger Agreement were announced in a press release dated November 13, 2014.

The information furnished under Item 8.01 and Item 9.01 of this Current Report on Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section, nor shall it be deemed incorporated by reference in any registration statement or other filings of Columbia under the Securities Act of 1933, as amended, except as shall be set forth by specific reference in such filing.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:     99.1     Press Release dated November 13, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 13, 2014	COLUMBIA BANKING SYSTEM, INC.

	By:	/s/ Clint E. Stein
Clint E. Stein
Executive Vice President and Chief Financial Officer